November 05, 2026  Conduent Q3 2026 Financial Results

2   Forward-Looking Statements This presentation and other public statements we make may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Words such  as "anticipate," "believe," "expect," "intend," "plan," "target," "project," "will," "should," "could" and "may," and similar expressions, are intended to identify forward-looking  statements, but the absence of these words does not mean that a statement is not forward-looking. These statements reflect our current views and assumptions regarding  future events and are subject to risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from those expected or  implied.   Important factors that could cause actual results to differ materially include: risks related to the sale of our Transit Business and the pending sale of our Tolling Business,  including our ability to realize the anticipated benefits, the risk that required regulatory approvals, third-party consents or other closing conditions for the Tolling transaction are  not satisfied such that the closing is delayed or does not occur, and the risk that we do not receive some or all of the Transit holdback amounts; government appropriations and  termination rights contained in our government contracts, and changes in government spending levels and budget priorities; our ability to renew commercial and government  contracts, and the loss of, or a reduction in business from, significant clients; our ability to execute our transformation plan and to achieve the multi-year revenue, margin, cash  flow and leverage targets reflected in our outlook; our ability to realize the cost savings we have identified, and to achieve estimated savings or other benefits for clients under  new engagements; our significant indebtedness and the terms of such indebtedness, our credit ratings, our ability to collect our receivables, and the availability of receivables  financing; breaches of, or interruptions in, our information systems and network infrastructure; the possibility that the court materially alters or fails to approve the class action  settlement related to the previously disclosed cyber event that took place in January 2025, unexpected costs or liabilities in connection with that settlement or event, the  outcome of other legal proceedings and government investigations related to it, and the availability and timing of insurance recovery; and developments in other claims,  lawsuits, investigations and proceedings.   These and the other factors described in the "Risk Factors," "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of  Operations" sections of our 2025 Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed (or furnished) with  the Securities and Exchange Commission could cause our actual results to differ materially from those in our forward-looking statements. Any forward-looking statements made  by us in this release speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward- looking statements, whether because of new information, subsequent events or otherwise, except as required by law. Cautionary Statements

3   Non-GAAP Financial Measures We have reported our financial results in accordance with accounting principles generally accepted in the U.S. (U.S. GAAP). In addition, we have discussed our financial  results using non-GAAP measures for our Continuing Operations only, unless otherwise noted. We believe these non-GAAP measures allow investors to better understand  the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in  accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures  provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be  viewed in addition to, and not as a substitute for, our reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be  considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared  in accordance with U.S. GAAP. Our management regularly uses our non-GAAP financial measures internally to understand, manage and evaluate our business and make  operating decisions. Providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our  business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of  our executives is based in part on the performance of our business based on certain of these non-GAAP measures. Refer to the "Non-GAAP Financial Measures" and  "Non-GAAP Reconciliations" sections in this presentation for a discussion of these non-GAAP measures and their reconciliation to the reported U.S. GAAP measures. Discontinued Operations We have announced the sales of our Public Transit and Tolling businesses. These two transactions collectively represent an exit from the Transportation business, a  strategic shift that will have a major effect on our operations and financial results. As such, these transactions qualify under applicable accounting guidance for reporting as  discontinued operations and reclassified their results from our former Transportation segment to Discontinued Operations and no longer report results for a Transportation  segment.  Additionally, the related assets and liabilities associated with the discontinued operations are classified as held for sale in our condensed consolidated balance  sheet for the periods presented. Unless otherwise noted, the discussion of our results is on a continuing operations basis and does not include discontinued operations.  Cautionary Statements

4  Q3 2026 Results (1) Refer to the Appendix for complete Non-GAAP reconciliations of Adjusted EBITDA and Adjusted EBITDA Margin.   (2) Full definition in the Appendix.  Q3 Results / Metrics CEO Priorities • Revenue:  $534M • Adj. EBITDA from continuing operations(1):  $36M • Adj. EBITDA Margin from continuing operations(1):  6.7% • New Business Signings ACV(2) from continuing operations:  $61M • Convert pipeline to growth: ◦ Current qualified pipeline $2.9B, focus on conversion to revenue • Optimize the portfolio: ◦ Completed the divestiture of the Public Transit business and continue to advance the  Tolling divestiture toward an expected year-end close • Increase speed and accountability: ◦ Simplified the organization, strengthened the leadership team, and established an AI  Center of Excellence to accelerate execution and scale high-value AI initiatives • Enforce financial discipline: ◦ Completed the financing of $447M in revolving credit commitments, maturing in May  2029 and strengthening liquidity and financial flexibility • Reduce cost structure: ◦ Identified $106M of $120M of cost-savings target, contributing to EBITDA margin  improvement. Reduced CAPEX significantly

5  Key Sales Metrics New Business ACV(1) Signings Q3 New Business ACV(1) by Segment (1) Full definition in the Appendix. $134 $117 Q3' 25 Q3' 26 $0M $50M $100M $150M New Business TCV(1) Signings $40 $35 Q3'25 Q3'26 $25M $50M $45M $16M Commercial Government $70 $61 Q3'25 Q3'26 $0M $25M $50M $75M New Business ARR(1) Trailing Four Quarters ACV(1) Sales Trend $348 $364 $376 $364 $355 $222 $213 $216 $209 $204 $126 $151 $160 $155 $151 Conduent Total Commercial Government Q3' 25 Q4' 25 Q1' 26 Q2' 26 Q3' 26 $0 $200 $400 $0M

6  Key Sales Metrics TCV Signings (incl. ARR(1) + NRR(1)) $206 $367 $286 $617 $349 $134 $193 $162 $194 $117 Renewal NB Q3' 25 Q4' 25 Q1' 26 Q2' 26 Q3' 26 $0M $200M $400M $600M $800M New Business (ARR(1) + NRR(1) Breakdown) $40 $46 $39 $73 $35 $36 $61 $74 $27 $37 NB ARR  NB NRR Q3' 25 Q4' 25 Q1' 26 Q2' 26 Q3' 26 $0M $50M $100M $150M New Business ARR Avg. Contract Length(1) $70 $106 $89 $99 $61 Q3' 25 Q4' 25 Q1' 26 Q2' 26 Q3' 26 $0M $50M $100M $150M New Business ACV(1) Signings 2.5yrs 2.9yrs 2.3yrs 2.3yrs 2.3yrs Q3' 25 Q4' 25 Q1' 26 Q2' 26 Q3' 26 —yrs 2.0yrs 4.0yrs (1) Full definition in the Appendix.

Q3 2026 P&L Metrics

CONDUENT

Revenue


$750M
$500M
$250M
$0M
(11.7)% Y/Y
(11.7)% in CC(2)
$605M
$534M
Q3 2025
Q3 2026

Revenue[1] Trend


$750M
$500M
$250M
$0M
$605M
$607M
$587M
$531M
$534M
Q3' 25
Q4' 25
Q1' 26
Q2' 26
Q3' 26

Adj. EBITDA[1] / Adj. EBITDA Margin[1]


$40M
$20M
$0M
16.1% Y/Y
$31M / 5.1%
$36M / 6.7%
Q3 2025
Q3 2026

Adj. EBITDA[1] Trend


$50M
$25M
$0M
$31M
$44M
$50M
$16M
$36M
Q3' 25
Q4' 25
Q1' 26
Q2' 26
Q3' 26

(1) Refer to the Appendix for complete Non-GAAP reconciliations of Adjusted Revenue, Adjusted EBITDA and Adjusted EBITDA Margin.

(2) Refer to definition in the Appendix.

7

8   $29M $63M $(56)M $36M Commercial Government Unallocated  Costs Adjusted EBITDA Commercial, $308M Government, $226M Q3 2026 P&L by Segment  (1) Refer to the Appendix for complete Non-GAAP reconciliations of Adjusted EBITDA and Adjusted EBITDA Margin.   (5.0)% Y/Y (16.1)% Y/Y   3.3% Y/Y  (21.6)% Y/Y  Revenue Adj. EBITDA(1) Contributions 16.1% Y/Y  16.4% Y/Y  • Commercial: Decrease primarily driven by lost business  and lower volumes, partially offset by new business ramp.  • Government: decrease primarily driven by contract  losses, lower volumes, partially offset by new business  ramp. • Commercial:  Decrease primarily driven by revenue drivers,  partially offset by our cost efficiency programs; margin 9.4% down  (70) bps Y/Y. • Government: Increase primarily driven by cost efficiencies and  continued lower expenses, partially offset by the revenue drivers;  margin 27.9% up 230 bps Y/Y.  • Unallocated Costs: Improvement primarily driven by cost  efficiencies in our corporate functions.

9   $520M Senior Notes 2026 2027 2028 2029 Q3 2026 Cash Flow and Balance Sheet  Q3 2026 Cash(4) Balance Changes Balance Sheet For the complete set of footnotes associated with this slide, please refer to the last page of the Appendix. ($ in millions) 12/31/2025 9/30/2026 Total Cash(4)  $243 $295 Total Debt(5) 629 847 Current Portion of Debt(8) 22 191 Revolving Credit Facility(6) 109 327 Senior Notes due 2029 520 520 Finance leases and Other loans 62 56 Adjusted net leverage ratio(3) 2.2x 2.9x Senior Notes Maturity(7) $240M $(117)M $172M $295M Cash Beginning  of  Period Adjusted Free  Cash Flow Financing and  Other Activity  Cash End of  Period • Adj. Free Cash Flow(1): $(117)M • Capex(2) as % of revenue: 2.8% • Adjusted net leverage ratio(3): 2.9x  • $295M of cash(4) at end of Q3 2026 (1) $ --M$ --M $ --M

10  Three-Year Outlook(1) (1)  Refer to the Appendix for additional information regarding Non-GAAP Outlook. (2)  Refer to the Appendix for complete Non-GAAP reconciliations of Adjusted EBITDA, Adjusted EBITDA Margin, Adj. Free Cash Flow and Net Leverage Ratio 2.15 – 2.25Revenue ($B) Adj. EBITDA from Continuing Operations(2) ($M) 140 – 170 FY 2026 2.15 – 2.25 170 – 200 (+30M) FY 2027 2.25 – 2.35 210 – 250 (+45M) FY 2028 6.5% – 7.6%Adj. EBITDA margin from Continuing Operations(2) Adj. Free Cash Flow(2) Negative 7.9% – 8.9% 9.3% – 10.6% Positive 2.5xNet Leverage Ratio(2) 1.5x Government Revenue Growth Commercial Revenue Growth Flat to positive Flat 3% to 5% 1% to 3% Inline with BPS industry Common tech platforms and  leveraging AI LT-Model Steady improvement to 15% 20+% of Adj. EBITDA Steady improvement to 1.0x  Net Leverage

Appendix

12  Key Achievements and Industry Accolades Portfolio Optimization and Strategic Transformation • Completed the sale of the Public Transit business to Modaxo for $164 million and expect to complete the sale of the Tolling business by year-end,  sharpening focus on Commercial and Government businesses. Business Execution & Contract Wins • Won a new AI-enabled audit services engagement with a leading global automotive manufacturer, leveraging AI to analyze billions of dollars in vendor  tooling spend, identify supplier savings opportunities and help prevent future overpayments. The opportunity could generate up to $150 million–$200  million in savings for the client. • Added Gravie as a new client, expanding Conduent’s Payment Integrity business and extending its reach in the healthcare market. • Expanded Document Services work with a long-standing insurance and employee benefits provider, building on the relationship to support additional  business needs. • Announced a contract spanning up to 14 years with the Commonwealth of Virginia to continue operating and modernizing its Medicaid systems, including  claims processing, finance, call center services and reporting. • Partnered with the State of New Jersey to provide EBT cards with chip-enabled technology and tap-to-pay functionality to help prevent SNAP fraud and  protect beneficiaries’ funds. • Received third-party HITRUST certification for cybersecurity and information protection for the Enterprise Data Warehouse Solution operated in support of  Colorado’s Medicaid program. Innovation & Technology Investment • Established an enterprise AI Center of Excellence to accelerate adoption of AI across Conduent by prioritizing high-value opportunities, developing  reusable capabilities and governance, and scaling validated solutions across businesses. • Named a leader in ISG’s Global Finance and Accounting Outsourcing Provider Lens assessment for Invoice to Pay, recognizing Conduent’s Conni AI  orchestration and FastCap solution for recovering overpayments and accelerating complex, time-sensitive workflows. • Named a leader in NelsonHall’s Benefit Administration and HR Transformation Services NEAT assessments, recognizing Conduent’s AI-powered  approach to employee experiences. • Integrated Google Cloud’s Gemini models into Conduent’s Viewpoint™ platform to accelerate eDiscovery review, reduce costs and improve defensibility.   Leadership & Governance • Appointed Narayanan Sundaresan as Chief Information and Technology Officer and Anna Novoseletsky as Executive Vice President, General Counsel  and Secretary.

13   Definitions New Business Total Contract Value (TCV): Estimated total future revenues from contracts signed during the period related to new logo, new service line or  expansion with existing customers.   New Business Non-Recurring Revenue (NRR): Metric measures the non-recurring revenue for any new business signing, includes: i. Signing value of any contract with term less than 12 months; ii. Signing value of project based revenue, not expected to continue long term. New Business Annual Recurring Revenue (ARR): Metric measures the revenue from recurring services provided to the client for any new business signing.   ARR represents the recurring services provided to a customer with the opportunity for renewal at the end of the contract term. The calculation of ARR is (Total  Contract Value less Non-Recurring Revenue) divided by the Contract Term. New Business Annual Contract Value (ACV): (New Business TCV / contract term) multiplied by 12.  Renewal TCV Signings: Estimated total future revenues from contracts signed during the period related to renewals.  Implied New Business Average Contract Length: (New Business TCV – New Business NRR) / New Business ARR = Implied New Business Average Contract  Length. TTM: Trailing twelve months. CC: Constant Currency as defined in "Non-GAAP Financial Measures"

14   Non-GAAP Financial Measures We have reported our financial results in accordance with accounting principles generally accepted in the U.S. (U.S. GAAP). In addition, we have discussed our financial results using non-GAAP measures for our Continuing  Operations only, unless otherwise noted. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is  necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures  provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, our  reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in  conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our non-GAAP financial measures internally to understand, manage and evaluate our business  and make operating decisions. Providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non- GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these  non-GAAP measures.  Management cautions that amounts presented in accordance with Conduent's definition of non-GAAP financial measures may not be comparable to similar measures disclosed by other companies because not all companies  calculate non-GAAP measures in the same manner. Reconciliations of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP Reconciliations are provided below. These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our  reported pre-tax performance measures under ASC 740, which employs an annual effective tax rate method. The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for  reported and adjusted pre-tax income calculated under the annual effective tax rate method. The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable  statutory tax rate in the jurisdictions in which such charges were incurred. Adjusted Revenue, Adjusted Profit Before Tax from Continuing Operations, Adjusted Net Income (Loss) from Continuing Operations, Adjusted Diluted Earnings per Share from Continuing Operations, Adjusted Weighted Average Common Shares Outstanding, and Adjusted Effective Tax Rate from Continuing Operations. We make adjustments to Revenue, Net Income (Loss) before Income Taxes from Continuing Operations for the following items, as applicable, to the particular financial measure, for the purpose of calculating Adjusted Revenue  from Continuing Operations , Adjusted Net Income (Loss) from Continuing Operations, Adjusted Profit Before Tax from Continuing Operations, Adjusted Diluted Earnings per Share from Continuing Operations, Adjusted Weighted  Average Common Shares Outstanding, and Adjusted Effective Tax Rate from Continuing Operations: • Amortization of acquired intangible assets. This is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry and from period to period. • Restructuring and related costs. This includes restructuring and asset impairment charges as well as costs associated with our strategic transformation program. • (Gain) loss on divestitures and transaction costs, net. Represents (gain) loss on divested businesses and transaction costs. • Goodwill Impairment. This represents goodwill impairment charges arising from annual or interim goodwill testing. • Loss on extinguishment of debt. This represents write-off related debt issuance costs related to prepayments of debt. • Litigation settlements (recoveries), net. Litigation settlements  (recoveries), net represents provisions for various matters subject to litigation. • Direct response costs - cyber event. This represents costs related to investigating, remediating and responding to the January 2025 Cyber Event.  • Other charges (credits). This includes Other (income) expenses, net on the Consolidated Statements of Income (Loss) and other adjustments, including former CEO separation costs of approximately $4 million in Q1 2026. • Divestitures. Revenue and Adjusted EBITDA of divested businesses, which are not reported as discontinued operations,  are excluded. We provide adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods,  by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance.  We also internally use these measures to assess our operating performance, both  absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Management believes that the adjusted effective tax rate from continuing operations, provided as supplemental information, facilitates a comparison by investors of our actual effective tax rate from continuing operations with an  adjusted effective tax rate from continuing operations which reflects the impact of the items which are excluded in providing adjusted net income and certain other identified items, and may provide added insight into our  underlying business results and how effective tax rates impact our ongoing business. Non-GAAP Financial Measures

15   Adjusted Revenue, Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin from Continuing Operations.  We make adjustments to Revenue, Costs and Expenses and Operating Margin from Continuing Operations for the following items, as applicable, for the purpose of calculating Adjusted Revenue, Adjusted  Operating Income from Continuing Operations and Adjusted Operating Margin from Continuing Operations:  • Amortization of acquired intangible assets. • Restructuring and related costs. • Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs. • Goodwill impairment. • (Gain) loss on divestitures and transaction costs, net. • Litigation settlements (recoveries), net. • Loss on extinguishment of debt. • Direct response costs - cyber event.  • Other charges (credits). • Divestitures, which are not reported as Discontinued Operations. We  provide  our  investors  with  adjusted  revenue,  adjusted  operating  income  from  continuing  operations  and  adjusted  operating margin  from  continuing  operations  information,  as  supplemental  information,  because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of  our ongoing business, and may also provide added insight on trends in our ongoing business. Non-GAAP Financial Measures

16   Adjusted EBITDA from Continuing Operations and EBITDA Margin from Continuing Operations We use Adjusted EBITDA from Continuing Operations and Adjusted EBITDA Margin from Continuing Operations as an additional way of assessing certain aspects of our operations that, when viewed with the  U.S. GAAP results and the accompanying reconciliations to corresponding U.S. GAAP financial measures, provide a more complete understanding of our on-going business. Adjusted EBITDA from Continuing  Operations represents income (loss) before interest, income taxes, depreciation and amortization and contract inducement amortization adjusted for the following items. Adjusted EBITDA Margin from  Continuing Operations is Adjusted EBITDA from Continuing Operations divided by revenue or adjusted revenue, as applicable: • Restructuring and related costs.  • Goodwill impairment. • (Gain) loss on divestitures and transaction costs, net. • Litigation settlements (recoveries), net. • Loss on extinguishment of debt. • Direct response costs - cyber event.  • Other charges (credits). • Divestitures, which are not reported as Discontinued Operations. Adjusted EBITDA from Continuing Operations is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating  performance. Non-GAAP Financial Measures

17     Free Cash Flow Free Cash Flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal  use software, and proceeds from sales of land, buildings and equipment, as applicable. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity. We use Free Cash Flow as a measure of  liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions and invest in land, buildings and equipment and internal use software, after required  payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled to cash flow provided by operating activities, which we  believe to be the most directly comparable measure under U.S. GAAP.  Adjusted Free Cash Flow Adjusted Free Cash Flow is defined as Free Cash Flow from above plus adjustments for transaction costs, proceeds from failed sale-leaseback transactions and certain other identified adjustments, as  applicable. We use Adjusted Free Cash Flow, in addition to Free Cash Flow, to provide supplemental information to our investors concerning our ability to generate cash from our ongoing operating activities;  by excluding these items, we believe we provide useful additional information to our investors to help them further understand our ability to generate cash period-over-period as well as added information on  comparability to our competitors. Such as with Free Cash Flow information, as so adjusted, it is specifically not intended to provide amounts available for discretionary spending. We have added certain  adjustments to account for items which we do not believe reflect our core business or operating performance, and we computed all periods with such adjusted costs.  Revenue at Constant Currency To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this adjusted  revenue as “constant currency.” Currency impact is determined as the difference between actual growth rates and constant currency growth rates. This currency impact is calculated by translating the current  period activity in local currency using the comparable prior-year period's currency translation rate. Non-GAAP Outlook In providing the Full Year 2026 Outlook for Adjusted EBITDA from continuing operations, we exclude certain items which are otherwise included in determining the comparable U.S. GAAP financial measure. A  description of the adjustments which historically have been applicable in determining Adjusted EBITDA is reflected in the table within this presentation. We are providing such outlooks only on a non-GAAP  basis because we are unable without unreasonable efforts to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward-looking period, which can be  dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in  the aggregate, to reported results. We have provided outlooks for revenue only on a non-GAAP basis using foreign currency translation rates as of fiscal year end due to the inability to, without unreasonable  efforts, accurately predict foreign currency impact on revenues. In addition, the Non-GAAP Outlook is provided on a continuing operations basis. Non-GAAP Financial Measures

Non-GAAP Reconciliations

CONDUENT

Revenue at Constant Currency, Adjusted Net Income (Loss) from Continuing Operations, Adjusted Effective Tax Rate from Continuing Operations, Adjusted Operating Income (Loss) from Continuing Operations and Adjusted EBITDA from Continuing Operations (see footnotes on last page of Non-GAAP reconciliations)

(in millions)	Q3 2026	Q2 2026	Q1 2026	FY 2025	Q4 2025	Q3 2025	Q2 2025	Q1 2025
REVENUE								
Revenue	$ 534	$ 531	$ 587	$ 2,433	$ 607	$ 605	$ 603	$ 618
Foreign currency impact	1	(1)	(4)	(4)	(2)	(3)	(1)	2
Revenue at Constant Currency	$ 535	$ 530	$ 583	$ 2,429	$ 605	$ 602	$ 602	$ 620
Adjusted Net Income (Loss) from Continuing Operations calculated from Net Income (Loss) from Continuing Operations								
Income (Loss) From Continuing Operations	$ (40)	$ (69)	$ (22)	$ (174)	$ (34)	$ (42)	$ (42)	$ (56)
Adjustments:								
Amortization of acquired intangible assets[2]	1	1	—	2	—	1	1	—
Restructuring and related costs	22	20	8	35	11	12	8	4
Loss on extinguishment of debt	—	—	—	1	—	1	—	—
(Gain) loss on divestitures and transaction costs, net	1	2	1	8	2	—	4	2
Litigation settlements (recoveries), net	—	1	—	1	(1)	—	—	2
Direct response costs - cyber event	—	—	—	25	—	—	—	25
Other charges (credits)	(3)	—	7	7	3	2	1	1
Total Non-GAAP Adjustments	21	24	16	79	15	16	14	34
Income tax adjustments[3]	4	19	5	26	7	12	5	2
Adjusted Net Income (Loss) from Continuing Operations	$ (15)	$ (26)	$ (1)	$ (69)	$ (12)	$ (14)	$ (23)	$ (20)

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CONTINUED

CONDUENT

(in millions)	Q3 2026	Q2 2026	Q1 2026	FY 2025	Q4 2025	Q3 2025	Q2 2025	Q1 2025
Adjusted Net Income (Loss) from Continuing Operations calculated from Income (Loss) before Income Taxes from Continuing Operations								
Income (Loss) Before Income Taxes from Continuing Operations	$ (35)	$ (57)	$ (19)	$ (170)	$ (27)	$ (38)	$ (43)	$ (62)
Adjustment:								
Total Non-GAAP Adjustments	21	24	16	79	15	16	14	34
Adjusted PBT from Continuing Operations	$ (14)	$ (33)	$ (3)	$ (91)	$ (12)	$ (22)	$ (29)	$ (28)
Income tax expense (benefit)	$ 5	$ 12	$ 3	$ 4	$ 7	$ 4	$ (1)	$ (6)
Income tax adjustments[3]	(4)	(19)	(5)	(26)	(7)	(12)	(5)	(2)
Adjusted Income Tax Expense (Benefit) from Continuing Operations	1	(7)	(2)	(22)	—	(8)	(6)	(8)
Adjusted Net Income (Loss) from Continuing Operations	$ (15)	$ (26)	$ (1)	$ (69)	$ (12)	$ (14)	$ (23)	$ (20)

	Q3 2026	Q2 2026	Q1 2026	FY 2025	Q4 2025	Q3 2025	Q2 2025	Q1 2025
Adjusted Operating Income (Loss) from Continuing Operations								
Income (Loss) Before Income Taxes from Continuing Operations	$ (35)	$ (57)	$ (19)	$ (170)	$ (27)	$ (38)	$ (43)	$ (62)
Adjustment:								
Total non-GAAP adjustments	21	24	16	79	15	16	14	34
Interest expense	15	13	12	48	12	12	12	12
Adjusted Operating Income (Loss) from Continuing Operations	$ 1	$ (20)	$ 9	$ (43)	$ —	$ (10)	$ (17)	$ (16)

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20   (in millions) Q3 2026 Q2 2026 Q1 2026 FY 2025 Q4 2025 Q3 2025 Q2 2025 Q1 2025 ADJUSTED EBITDA FROM CONTINUING OPERATIONS Net Income (Loss) from Continuing Operations $  (40)  $  (69)  $  (22)  $  (174)  $  (34)  $  (42)  $  (42)  $  (56)  Income tax expense (benefit) from continuing operations   5    12    3    4    7    4    (1)    (6)  Depreciation and amortization   36    37    41    168    44    42    41    41  Interest expense   15    13    12    48    12    12    12    12  EBITDA FROM CONTINUING OPERATIONS   16    (7)    34    46    29    16    10    (9)  Adjustments: Restructuring and related costs   22    20    8    35    11    12    8    4  Loss on extinguishment of debt   —    —    —    1    —    1    —    —  (Gain) loss on divestitures and transaction costs, net   1    2    1    8    2    —    4    2  Litigation settlements (recoveries), net   —    1    —    1    (1)    —    —    2  Direct response costs - cyber event   —    —    —    25    —    —    —    25  Other charges (credits)   (3)    —    7    7    3    2    1    1  Adjusted EBITDA from Continuing Operations $  36  $  16  $  50  $  123  $  44  $  31  $  23  $  25  CONTINUED

CONTINUED

CONDUENT

Adjusted Weighted Average Shares Outstanding, Adjusted Diluted EPS from Continuing Operations, Adjusted Effective Tax Rate from Continuing Operations, Adjusted Operating Margin from Continuing Operations, and Adjusted EBITDA Margin from Continuing Operations

(Amounts are in whole dollars, shares are in thousands and margins are in %)	Q3 2026	Q2 2026	Q1 2026	FY 2025	Q4 2025	Q3 2025	Q2 2025	Q1 2025
ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS[4]								
Weighted Average Common Shares Outstanding	155,594	155,288	154,903	158,422	153,803	157,004	161,162	161,830
Adjustments:								
Restricted stock and performance units / shares	—	—	—	—	—	—	—	—
Adjusted Weighted Average Common Shares Outstanding	155,594	155,288	154,903	158,422	153,803	157,004	161,162	161,830
Diluted EPS from Continuing Operations	$ (0.27)	$ (0.46)	$ (0.16)	$ (1.16)	$ (0.23)	$ (0.27)	$ (0.27)	$ (0.36)
Adjustments:								
Total non-GAAP adjustments	0.13	0.16	0.10	0.51	0.09	0.08	0.08	0.21
Income tax adjustments[3]	0.03	0.12	0.03	0.16	0.05	0.08	0.03	0.01
Adjusted Diluted EPS from Continuing Operations	$ (0.11)	$ (0.18)	$ (0.03)	$ (0.49)	$ (0.09)	$ (0.11)	$ (0.16)	$ (0.14)
ADJUSTED EFFECTIVE TAX RATE FROM CONTINUING OPERATIONS								
Effective tax rate	(12.3)%	(20.8)%	(18.5)%	(2.3)%	(23.9)%	(12.0)%	2.7 %	9.7 %
Adjustments:								
Total non-GAAP adjustments	11.7	41.3	86.6	26.8	33.3	43.7	19.2	18.4
Adjusted Effective Tax Rate from Continuing Operations[3]	(0.6)%	20.5 %	68.1 %	24.5 %	9.4 %	31.7 %	21.9 %	28.1 %

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22   (Margins are in %) Q3 2026 Q2 2026 Q1 2026 FY 2025 Q4 2025 Q3 2025 Q2 2025 Q1 2025 ADJUSTED OPERATING MARGIN FROM CONTINUING OPERATIONS Income (Loss) Before Income Taxes from Continuing Operations Margin  (6.6) %  (10.7) %  (3.2) %  (7.0) %  (4.4) %  (6.3) %  (7.1) %  (10.0) % Adjustments: Total non-GAAP adjustments  4.0   4.5   2.7   3.2   2.4   2.6   2.3   5.5  Interest expense  2.8   2.4   2.0   2.0   2.0   2.0   2.0   1.9  Margin for Adjusted Operating Income from Continuing Operations  0.2%  (3.8) %  1.5%  (1.8) %  — %  (1.7) %  (2.8) %  (2.6) % ADJUSTED EBITDA FROM CONTINUING OPERATIONS MARGIN EBITDA Margin from Continuing Operations  3.0   (1.3) %  5.8%  1.9%  4.8%  2.6%  1.7%  (1.5) % Total non-GAAP adjustments  3.7   4.3   2.7   3.2   2.4   2.5   2.1   5.5  Adjusted EBITDA from Continuing Operations Margin  6.7%  3.0%  8.5%  5.1%  7.2%  5.1%  3.8%  4.0 % CONTINUED

23  CONTINUED (in millions) Q3 2026 Q2 2026 Q1 2026 FY 2025 Q4 2025 Q3 2025 Q2 2025 Q1 2025 Operating Cash Flow $  (107)  $  7  $  (8)  $  (73)  $  39  $  (39)  $  (15)  $  (58)  Cost of additions to land, buildings and equipment   (5)    (9)    (9)    (59)    (15)    (15)    (15)    (14)  Proceeds from sale of land, buildings and equipment   1    —    —    —    —    —    —    —  Cost of additions to internal use software   (5)    (6)    (5)    (22)    (7)    (6)    (5)    (4)  Free Cash Flow (116) (8) (22) (154) 17 (60) (35) (76) Transaction costs   2    3    3    14    5    2    3    4  Direct response costs - cyber event payments   —    1    7    17    8    7    —    2  Vendor finance lease payments   (3)    (4)    (3)    (13)    (3)    (3)    (3)    (4)  Proceeds from failed sale-leaseback transactions   —    —    —    5    —    —    5    —  Tax payment related to divestitures and litigation recoveries   —    —    —    1    1    —    —    —  Adjusted Free Cash Flow $ (117) $ (8) $ (15) $ (130) $ 28 $ (54) $ (30) $ (74) Free Cash Flow and Adj. Free Cash Flow The below footnotes correspond to the "Non-GAAP Reconciliations" slides 1. Reserved for future use. 2. Included in Depreciation and amortization on the Consolidated Statements of Income (Loss). 3. The tax impact of Adjusted Pre-tax income (loss) was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the adjustments listed. 4. Average shares for the 2026 and 2025 calculation of adjusted diluted EPS excludes 5.4 million shares associated with our Series A convertible preferred stock and includes the impact of the preferred stock dividend of approximately $2 million each quarter.

CONTINUED

The below footnotes correspond to the "Q3 2026 Cash Flow and Balance Sheet" slide

(1) Refer to Appendix for complete Non-GAAP reconciliations of Adjusted Free Cash Flow.

(2) Capex refers to additions to Land, Buildings & Equipment, Internal Use Software, Product Software Additions and Software as a Service Implementation Cost.

(3) Adjusted Net debt (Total Debt, including finance leases and other as well as deferred financing costs; less unrestricted cash and assumed proceeds from divestitures at closing) divided by TTM Adjusted EBITDA (from continuing operations). See reconciliation below.

(4) Total Cash includes $3M and $10M of restricted cash as of September 30, 2026 and December 31, 2025, respectively.

(5) Total Debt as of September 30, 2026 and December 31, 2025 include Senior Notes and outstanding revolver balance.

(6) As of September 30, 2026 , $327M was outstanding under the Revolving Credit Facility, which bore interest at SOFR + 175 to 300 bps. Remaining unused capacity was $3M under the Revolving Credit Facility and $4M under the Performance Letter of Credit Facility. On October 23, 2026, the Company completed the refinancing of its existing $357M senior secured revolving credit facilities, extending maturities to May 31, 2029 and adding $90M of commitments, consisting of $75M of new first-out revolving commitments and a new $15M backstop performance letter of credit facility.

(7) Debt maturity amounts reflect only Senior Notes due 2029 and exclude all other debt instruments, finance leases, and potential mandatory prepayments.

(8) Current portion of debt reflects the current maturities due in the next twelve months.

Reconciliation of Adjusted Net Debt and Adjusted Net Leverage Ratio

($ in millions, except ratio)	September 30, 2026		December 31, 2025	
Long-term debt	$	709	$	665
Current portion of long-term debt		191		22
Total GAAP debt		**900**		**687**
less cash and cash equivalents		292		233
less estimated proceeds from divestitures at closing		**180**		**180**
Adjusted Net Debt	**$**	**428**	**$**	**274**
Adjusted EBITDA from Continuing Operations for the three months ended				
September 30, 2026	$	36		
June 30, 2026		16		
March 31, 2026		50		
December 31, 2025		44	$	44
September 30, 2025				31
June 30, 2025				23
March 31, 2025				25
Trailing 12 months Adjusted EBITDA from Continuing Operations ("TTM AEBITDA")	**$**	**146**	**$**	**123**
Adjusted Net Leverage Ratio (Adjusted Net Debt divided by TTM AEBITDA)		**2.9**		**2.2**

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© 2025 Conduent, Inc. All rights reserved. Conduent and Conduent Agile Star are trademarks of Conduent, Inc. and/or its subsidiaries in the United States and/or other countries.© 2026 Conduent, Inc. All rights reserved. Conduent and Conduent Agile Star are trademarks of Conduent, Inc. and/or its subsidiaries in the United States and/or other countries.